UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 6, 2004
Date of Report (Date of earliest event reported)

HYPERSPACE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	0-115404 (Commission File No.)	84-1577562 (IRS Employer Identification No.)

8480 East Orchard Road, Suite 6600, Greenwood Village, CO (Address of principal executive offices)		801111 (Zip Code)
(303) 566-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

Closing Press Release.  On October 6, 2004, HyperSpace Communications, Inc. issued a press release announcing the closing of its initial public offering of Units.  A copy of the press release issued by HyperSpace Communications, Inc. regarding the closing of the initial public offering is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Patent Publication Press Release.  On October 6, 2004, HyperSpace Communications, Inc. issued a press release announcing the publishing of certain patent applications.  A copy of the press release issued by HyperSpace Communications, Inc. regarding the publishing of the patent applications is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Enhancements to HyperTunnel™ Client Software Press Release.  On October 11, 2004, HyperSpace Communications, Inc. issued a press release announcing certain enhancements to its HyperTunnel™ client software.  A copy of the press release issued by HyperSpace Communications, Inc. regarding the enhancements to its HyperTunnel™ client software is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

                                                (c) Exhibits

99.1                        Press release issued by HyperSpace Communications, Inc. dated October 6, 2004.

99.2                        Press release issued by HyperSpace Communications, Inc. dated October 6, 2004.

99.3                        Press release issued by HyperSpace Communications, Inc. dated October 11, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Captaris, Inc.

Dated: October 11, 2004	By:	/s/ Mark Pougnet
Mark Pougnet
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by HyperSpace Communications, Inc. dated October 6, 2004.
99.2	Press Release issued by HyperSpace Communications, Inc. dated October 6, 2004.
99.3	Press Release issued by HyperSpace Communications, Inc. dated October 11, 2004.